EX. 99-3

HALCYON JETS, INC.
BALANCE SHEET
JULY 31, 2007

ASSETS

CURRENT ASSETS
Cash	$153,942
Accounts receivable	396,616
Prepaid expenses	389,929
Total current assets	940,487

PROPERTY AND EQUIPMENT - net	389,571

SECURITY DEPOSITS	228,198

TOTAL ASSETS	$1,558,256

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$471,283
Accrued excise taxes	111,995
Deferred revenues	39,080
Total current liabilities	622,358

Notes payable - net of unamortized discount	1,406,250
Liabilities to be settled with the issuance of equity securities	12,000

STOCKHOLDERS' EQUITY
Common stock - $.001 per value, authorized 100,000,000 shares
11,295,000 shares issued and outstanding	12,045
Additional Paid in Capital	857,928
Accumulated deficit	(1,352,325)
Stockholders' deficiency	(482,352)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$1,558,256

See notes to financial statements.

HALCYON JETS, INC.
STATEMENT OF OPERATIONS

	Three Months ended	From February 1, 2007 (date of inception) to
	July 31, 2007	July 31, 2007

REVENUES
Passenger	$1,418,704	$1,779,553
Other	26,573	33,102
Total revenues	1,445,277	1,812,655

OPERATING COSTS AND EXPENSES
Charter costs	1,286,900	1,613,786
Compensation and benefits	579,762	752,885
Other operating costs	397,743	487,820
Depreciation and amortization	26,752	31,081
Total operating costs	2,291,157	2,885,572

Operating loss	(845,880)	(1,072,917)

Interest income	1,842	1,842
Amortization of loan discount	(281,250)	(281,250)

Net loss	$(1,125,288)	$(1,352,325)

See notes to financial statements.

HALCYON JETS, INC.
STATEMENT OF CASH FLOWS
FROM FEBRUARY 1, 2007 (DATE OF INCEPTION) TO JULY 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,352,325)

Adjustments to rconcile net loss to net cash used in opeating activities:

Depreciation and amortization	312,331

Non-cash compensation expense	22,275

(Increase) in operating assets:

(Increase) in receivables	(396,616)

(Increase) in prepaid expenses	(389,929)

(Increase) in security deposits	(228,198)

Increase in operating liabilites:

Incease in payables and accrued expenses	471,283

Increase in accrued excise taxes	111,995

Increase in deferred revenues	39,080

NET CASH USED IN OPERATING ACTIVITIES	(1,410,104)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(420,652)

NET CASH USED IN INVESTING ACTIVITIES	(420,652)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from bridge loans	1,500,000

Proceeds from private placement - net	484,698

NET CASH PROVIDED FROM FINANCING ACTIVITIES	1,984,698

NET INCREASE IN CASH AND CASH AT END OF PERIOD	$153,942

See notes to financial statements.

Halcyon Jets, Inc.
Notes to Financial Statements

Note 1. Description of Business

Halcyon Jets, Inc. (the “Company”) was formed February 1, 2007 to capitalize on the growing demand for private executive travel and began operations in March 2007. The Company provides luxury private transportation by connecting travelers with independently owned and operated executive aircraft that are compliant with the minimum requirements of Part 135 of the Federal Aviation Regulations for aircraft maintenance, aircrew training and aircraft operations.

Note 2. Basis of Preparation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern.  This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. The Company began its operations in March 2007 and has not as yet attained a level of operations which allows it to meet its current overhead.  The Company does not contemplate attaining profitable operations within its first operating cycle, nor is there any assurance that such an operating level can ever be achieved.  The Company is dependent upon obtaining additional financing adequate to fund working capital, infrastructure, ongoing litigation expense and significant marketing/investor related expenditures to gain market recognition in order to achieve a level of revenue adequate to support its cost structure, none of which can be assured. While the Company has funded its initial operations with private placements of equity, bridge loans and subsequent to July 31, 2007 completed a reverse merger and became a publicly owned entity (see Note 10 ), there can be no assurance that adequate financing will continue to be available to the Company and, if available, on terms that are favorable to the Company.   The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The accompanying interim financial statements of the Company are unaudited, but in the opinion of management, reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results for the interim period. Accordingly, they do not include all information and notes required by generally accepted accounting principles for complete financial statements. The results of operations for interim periods are not necessarily indicative of results to be expected for the entire fiscal year or any other period. These interim financial statements should be read in conjunction with the Company’s audited financial statements and notes for the period ended April 30, 2007 filed on Form 8-K on August 23, 2007.

Note 3. Significant Accounting Policies

Revenue Recognition

Passenger revenue is the gross amount charged to customers and is recognized when charter services are provided. Other revenues such as catering or ground arrangements are also recognized when the services are provided based upon the gross amount billed to customers. The Company has evaluated the provisions of EITF 99-19 (“Reporting Revenues Gross as a Principal versus Net as an Agent”) and has concluded that it should report gross revenues with a separate display of the cost of sales while acting as an agent or broker since the Company takes on the credit risk associated with the receivable and is primarily obligated to the supplier.

Cash and Cash Equivalents

Cash and cash equivalents include cash and highly liquid debt investments with original maturities of ninety days or less when purchased, which are carried at the lower of cost and fair market value.

Halcyon Jets, Inc.
Notes to Financial Statements - continued

Accounts Receivable

Accounts receivable are non-interest-bearing obligations. Accounts receivable are stated at the amount billed. Generally, customers are required to allow the Company to put a hold on a credit card for the approximate amount of the flight cost and the hold is removed when payment is received or the charge is activated.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company’s best estimate of the amounts that may not be collected. This estimate is based on management’s assessment of current credit worthiness to determine the portion, if any, of the balance that will not be collected.

Property and Equipment

Property and equipment consists of leasehold improvements and office equipment and is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is determined by using the straight-line method over the estimated useful lives of the related assets, generally five to seven years.

 Advertising and Marketing Expenses

The costs of advertising and marketing expenses are expensed as incurred. Advertising and marketing expenses for the three months ended July 31, 2007 and the period from February 1, 2007 (date of inception) through July 31, 2007 was approximately $52,000 and $71,000, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method using SFAS No. 109, ‘‘Accounting for Income Taxes.’’ Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities at July 31, 2007 were primarily attributable to net operating loss carry-forwards. Since the Company has only recently begun its operations, a full valuation allowance has been established.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short term maturities of these financial instruments.

Recently Issued Accounting Pronouncements

Halcyon Jets, Inc.
Notes to Financial Statements - continued

SFAS 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s yearend 2008, although early adoption is permitted. The Company is assessing the potential effect of SFAS 157 on its financial statements.

FIN 48

 In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for income taxes by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined in FIN 48 as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon initial adoption. The cumulative effect of applying FIN 48 at adoption, if any, is to be reported as an adjustment to opening retained earnings for the year of adoption. FIN 48 is effective for the Company’s year end 2007, although early adoption is permitted. The Company is assessing the potential effect of FIN 48 on its financial statements.

Note 4. Property and Equipment

Property and equipment consists of:
Office equipment	$283,000
Leasehold improvements	75,000
Website costs	63,000
421,000
Less: Accumulated depreciation and amortization	31,000
$390,000

Note 5. Bridge Loans

In May 2007, the Company borrowed $1.5 million, without interest, through the issuance of Bridge Notes. The lenders agreed that the outstanding indebtedness under the Bridge Notes were convertible into common stock on the same terms as provided in the private placement described in Note 10. In consideration for the loan, the Company also issued an aggregate of 750,000 shares of common stock to the lenders and, accordingly for accounting purposes, the loan was recorded net of the value attributed to the consideration ($375,000). This discount is being amortized as a finance cost over of the period the loan is outstanding. Amortization expense for the three months ended July 31, 2007 and the period from February 1, 2007 (date of inception) through July 31, 2007 was $281,000.

Note 6. Common Stock

In March 2007, the Company issued 10,275,000 shares of common stock at par to Company founders. Also in March and April 2007, the Company issued an aggregate of 1,020,000 shares of common stock at $.50 per share in connection with a bridge financing in which the Company received $510,000. In July 2007, in connection with the Bridge Loan in Note 5 above, the Company issued 750,000 shares as consideration for the loan.

Halcyon Jets, Inc.
Notes to Financial Statements - continued

Note 7. Litigation

On or about April 20, 2007, a lawsuit was commenced in the Supreme Court of the State of New York, County of New York, by Blue Star Jets, LLC, against the Company and the Company’s President and two other of the Company’s employees, all of whom were former employees of Blue Star Jets. In the complaint filed by Blue Star Jets, the following claims were asserted: (i) breach of fiduciary duty against the individual defendants; (ii) misappropriation of trade secrets against the Company and the Company’s employees; (iii) conversion against the Company and the individual defendants; (iv) unfair competition against the Company and the individual defendants; (v) violation of the Computer Fraud and Abuse Act against the Company and the individual defendants; (vi) tortious interference with prospective business relations against the Company and the individual defendants; (vii) civil conspiracy against the Company and the individual defendants; and (viii) breach of contract against two of the individual defendants.

Blue Star Jets initially sought a temporary restraining order and preliminary injunction to, among other things, enjoin and restrain the Company from: (i) utilizing certain information and materials which Blue Star Jets claimed was proprietary and confidential; and (ii) from soliciting or contacting Blue Star Jets' clients or employees. The Court initially entered a temporary restraining order but, by order dated May 14, 2007, the Court vacated the temporary restraining order due to Blue Star Jets' failure to post a bond required by the Court for such a restraint to remain in place. Blue Star Jets also withdrew its application for a preliminary injunction.

Thereafter, the Company and the individual defendants filed a motion to dismiss the case based on a procedural defect in Blue Star Jets' filing.  In response, Blue Star Jets chose to commence a new action with substantially similar allegations and claims against the Company and the individual defendants.   (A decision on the motion to dismiss is technically still pending.)   In the new action, Blue Star Jets is seeking monetary damages in connection with its claims of approximately $7 million, plus an award for punitive damages, as well as injunctive relief seeking to enjoin the Company from soliciting Blue Star Jets' clients and employees.  The Company and two defendants were served with this complaint.  The Company and all three individual defendants answered the complaint on August 24, 2007. In addition, one of the individual defendants asserted counterclaims against Blue Star. The Company intends to vigorously defend itself and its employees against all the claims asserted by Blue Star Jets, however, it is unable to currently predict the outcome of such litigation.

Pursuant to the terms of the Company’s President's employment, the Company has agreed to indemnify him from, among other things, all liabilities that may arise by virtue of any alleged violation of any agreement he had with Blue Star Jets by virtue of his employment with the Company.

On July 13, 2007, the Company commenced an action against Blue Star Jets in the Supreme Court of the State of New York, County of New York, asserting claims, among others, for (i) unfair competition and deceptive business practices; (ii) violations of the Lanham Act; (iii) tortious interference; and (iv) conversion, as a result of, among other things, Blue Star Jets establishment of false and misleading web links. In this action, the Company is also seeking injunctive relief to enjoin Blue Star Jets from utilizing misleading web links. On July 31, 2007, the Company and Blue Star Jets entered into a stipulation where under each party agreed, inter alia, not to use the other party’s name “ as metatag ” , header or search term information on any web page or  in connection with  any advertisement or sponsored link purchased from Google or any other search engine, and not to use in connection with internet marketing/advertising any web link which displays [the other party’s name] or which is intended to deceive or misdirect [the other party’s] customers, or which creates a likelihood of confusion as to the source of the services provided by either the Company or Blue Star. Blue Star Jets responded to the complaint in this action on September 11, 2007, in which it generally denied all wrongdoing.

The parties are presently taking discovery in both of the above actions, which have been consolidated. Documentary discovery must be completed by November 28, 2007.

Halcyon Jets, Inc.
Notes to Financial Statements - continued

Note 8. Related Parties

Two of the Company’s significant shareholders are providing personnel to the Company to perform executive, administrative and sales functions. While there is no formal contract, it is the intention of the Company and the service providers to formalize the relationship. The Company paid $127,000 and $170,000 for the services of the two shareholders for the three and six month periods ended July 31, 2007, respectively.

The Company’s website was developed, maintained and hosted by a company for which our Chief Financial Officer also serves as the Chief Financial Officer and one of the shareholders’ above also serves as a financial consultant. As of July 31, 2007, the Company paid approximately $60,000 to the company for development of the website.

Note 9. Commitments and Contingencies

The Company has entered into an employment agreement with Christian Matteis, to serve as its President and Chief Operating Officer. The initial term of the agreement is three years, with automatic one-year renewals following this three-year period. Pursuant to the agreement, the President is to receive an annual base salary of $500,000, $525,000 and $550,000, respectively, for the first three years, and then an agreed upon salary (of not less than $550,000) for all future years of employment. Under the terms of the agreement, the Company has granted to the President 1,000,000 restricted shares of its common stock, which vest as follows: 500,000 shares on May 3, 2007, and the balance in quarterly installments of 166,666 shares on July 1, 2007, October 1, 2007 and December 31, 2007. In addition, the President will receive the same number of common stock purchase options as are granted to the Chief Executive Officer. If the President’s employment is terminated without cause or if he resigns for good reason, the Company will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for one year (or for the remainder of the term, if longer than one year). In addition, the President will continue to be able to exercise his restricted shares and options, if granted, pursuant to their original terms. Under the agreement, if the President is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with the Company during the initial three-year term of employment and for one year after the termination of his employment (should this be greater than the initial three-year term).

The Company has entered into an employment agreement with Jonathan Gilbert, to serve as its Chief Executive Officer. The initial term of the agreement is three years, with automatic one-year renewals following this three-year period. Pursuant to the agreement, Chief Executive Officer is to receive an annual base salary of $235,000, $246,750 and $259,000, respectively, for the first three years, and then an agreed upon salary (of not less than $259,000) for all future years of employment. In addition, the Chief Executive Officer is eligible to receive a number of common stock purchase options as determined by the board of directors. If the Chief Executive Officer employment is terminated without cause or if he resigns for good reason, the Company will be obligated to pay him, as severance, his then current annual base salary and annual bonuses (as such is defined within the agreement) for one year (or for the remainder of the term, if longer than one year), payable in accordance with standard payroll procedures. In addition, the Chief Executive Officer will continue to be able to exercise his restricted shares and options pursuant to their original terms. Under the agreement, if the Chief Executive Officer is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with the Company during the initial three-year term of employment and for one year after the termination of his employment (should this be greater than the initial three-year term).

In June 2007, the Company entered into an exclusive services agreement with an agency which is to brand, market and advertise the Company’s products for $144,000 payable in monthly installments of $6,000 in cash and 2,500 shares of stock. In addition, the agency is entitled to commissions on all media placements. The contract is cancelable by the Company after January 1, 2008 after 90 day notice.

The Company leases headquarter and sales facilities in New York and additional sales offices in Boca Raton, Florida and Beverly Hills, California. Minimum annual lease payments are approximately $135,000 for 2007, $246,000 for 2008, $254,000 for 2009 and $114,000 for 2010 (aggregating $749,000). Rent expense for the three and six months ended July 31, 2007 was $43,000 and $49,000.

Halcyon Jets, Inc.
Notes to Financial Statements - continued

Note 10. Subsequent Events

In August 2007, the Company borrowed $490,000 payable with interest at 6% per annum out of the proceeds of the private placement described in the paragraph below.

On August 17, 2007, the Company entered into an Agreement and Plan of Merger and Reorganization with Halcyon Jets Holdings, Inc. (formerly Greenleaf Forest Products, Inc.) (“Holdings”) and upon the closing of the merger transaction, the Company became a wholly-owned subsidiary of Holdings. In connection with the merger, Holdings on August 17 and August 22, 2007 issued an aggregate of 49.9 units in a private placement consisting of an aggregate of 4,990,000 shares of Holdings’ common stock and three-year redeemable warrants to purchase 2,495,000 shares of Holdings’ common stock at an exercise price of $1.00 per share, at a purchase price of $100,000 per unit. As part of the private placement, holders of the $1.5 million of outstanding indebtedness of the Company converted the indebtedness to them into 15 units in the private placement.